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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report for Softool Corporation dated August 29, 1995 (except with respect to the matter discussed in Note 14, as to which the date is November 17, 1995) appearing in this Current Report on Form 8-K into PLATINUM technology, inc.'s previously filed S-8 registration statements (Registration Nos. 333-20897, 333-03284, 333-00454, 33-96762, 33-85798 and 33-41248).


                                       Arthur Andersen LLP

Los Angeles, California
January 26, 1998